Exhibit 99.1

Keane Group Announces Addition to its Executive Leadership Team

HOUSTON, Texas (May 16, 2018) - Keane Group, Inc. (“Keane” or the “Company”) today announced that Robert W. Drummond will be appointed Chief Executive Officer and Director of Keane. Following a transition period with his current employer, Keane expects Mr. Drummond to assume his roles as Chief Executive Officer and as Director on or prior to September 1, 2018. At that time, Mr. James Stewart, current Chairman and Chief Executive Officer of Keane, will remain as Executive Chairman of the Board of Directors. In his role as Executive Chairman, Mr. Stewart will focus on providing overall strategic leadership including customer partnerships and future growth. Mr. Greg Powell, will continue in his position as President and Chief Financial Officer of Keane.

Mr. Drummond brings extensive industry experience, serving as Chief Executive Officer of Key Energy Services, Inc. (“Key Energy”). Prior to his time at Key Energy, Mr. Drummond served for more than 30 years at Schlumberger Limited in various executive positions, including President of North America, Vice President of General Manager U.S. Land, Vice President of Global Sales, Vice President General Manager U.S. Gulf of Mexico, and President North American Offshore and Alaska.

Mr. Stewart has served as Keane’s Chairman and Chief Executive Officer since 2011. Under Mr. Stewart’s leadership, Keane has grown to become one of the largest independent completions services operators in the U.S.

“Overseeing Keane’s success has been the greatest accomplishment of my career. I am proud of the company we are building, and with the considerable growth opportunities ahead of us, the time is right to further bolster our leadership team. Robert is a perfect fit for our company, and I enthusiastically welcome him to the Keane family. He is a proven industry leader with a shared focus on safety and efficiency, and is highly respected by our leadership team, industry partners and most importantly, our customers.”

“I am pleased to join the Keane team at such an important time and am excited to build upon Keane’s strong reputation and successful track-record,” said Mr. Drummond. “Keane’s unwavering commitment to its customers and employees, as well as its rich culture of safety and operational excellence aligns perfectly with my focus and values. I look forward to partnering with James, Greg and the Keane executive team, as we progress Keane’s objectives including quality execution and strategic growth. I believe Keane is well positioned to maximize opportunities in a robust market and provide exceptional value to customers and shareholders.”

About Keane Group, Inc.

Headquartered in Houston, Texas, Keane is one of the largest pure-play providers of integrated well completion services in the U.S., with a focus on complex, technically demanding completion solutions. Keane's primary service offerings include horizontal and vertical fracturing, wireline perforation and logging, engineered solutions, and cementing, as well as other value-added service offerings. Keane currently owns approximately 1.2 million hydraulic fracturing horsepower and 31 wireline trucks and provides engineered solutions. Keane’s broad geographic footprint spans the most prolific U.S. shale basins including the Permian, Marcellus / Utica, Bakken and SCOOP / STACK. Keane prides itself on its outstanding employee culture, its efficiency and its ability to meet and exceed the expectations of its customers and communities in which it operates.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding Keane's plans, objectives, future opportunities for Keane's services, future financial performance and operating results and any other statements regarding Keane's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Keane's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to the operations of Keane; the anticipated funding and expected delivery of the newbuild fleets; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Keane's services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; product liability; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Keane's Securities and Exchange Commission (“SEC”) filings, including the most recently filed Forms 10-Q and 10-K. and Keane's Registration Statement on Form S-1, including the preliminary prospectus, filed with the SEC on January 16, 2018. Keane undertakes no obligation to publicly update or revise any forward-looking statement.

Contact:
Investor Relations
(713) 893-3602

Marc Silverberg, ICR
marc.silverberg@icrinc.com